Exhibit 99.4

BY GIVING THE GUARANTEE YOU MIGHT BECOME LIABLE INSTEAD OF OR AS WELL AS THE PRINCIPAL DEBTOR

YOU SHOULD SEEK INDEPENDENT LEGAL ADVICE BEFORE ENTERING INTO THIS GUARANTEE

THIS GUARANTEE AND INDEMNITY is made BY DEED on  7, April 2014

By by OWEN RICHARD DUKES of   and ROBERT ZYSBLAT of  ("the Guarantor")

IN FAVOUR OF GOLDCREST DISTRIBUTION LIMITED (COMPANY NUMBER 02791022)

whose off ice is at Bartle House, 9 Oxford Court, Manchester M2 3WQ ("the Creditor") NOW THIS DEED WITNESSES and the Guarantor hereby agrees:

1.	INTERPRETATION

1.1.	Unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions shall have the same respective meanings that are ascribed to them in the Facility Documents.

1.2.	In this Guarantee:

"Facility Documents" means all agreements (whether oral or in writing) made between the Creditor and the Principal Debtor whether or not any other person is also a party thereto and whether made before or after the date of this Guarantee;

"Interest Rate" means the rate of interest from time to time payable by the Principal Debtor in accordance with the Facility Documents;

"Principal Debtor" means THINSPACE TECHNOLOGY LTD (COMPANY NUMBER 04303087).

1.3.	Inthis Guarantee:

1.3.1.	references to this Guarantee are to include the indemnity in Clause 2.2;

1.3.2.	references to Clauses are to be construed as references to the clauses of this Guarantee;

1.3.3
references to this Guarantee and any provisions of this Guarantee or to any other document or agreement are to be construed as references to this Guarantee, those provisions or that document or agreement in force for the time being and as amended, varied, supplemented, substituted or novated from time to time;

1.3.4.	words importing the singular are to include the plural and vice versa;

1.3.5
references to a person are to be construed to include references to a corporation, firm, company, partnership, joint venture , unincorporated body of persons, individual or any state or any agency of a state, whether or not a separate legal entity;

1.3.6.	references to any person are to be construed to include that person's personal representatives assigns or transferees, or successors in title, whether direct or indirect;

1.3.7.
references to any statutory provision are to be construed as references to that statutory provision as amended, supplemented, re-enacted or replaced from time to time (whether before or after the date of this Guarantee) and are to include any orders, regulations, instruments or other subordinate legislation made under or deriving validity from that statutory provision;

1.3.8.	references to any liability are to include any liability whether actual, contingent , present or future ; and

1.3.9.	clause headings are for ease of reference only and are not to affect the interpretation of this Guarantee.

2.	GUARANTEE AND INDEMNITY

2.1.	The Guarantor irrevocably and unconditionally guarantees :

2.1.1
to pay to the Creditor on demand, and in the currency in which the same falls due for payment, all monies and liabilities which are now or at any time hereafter shall have been advanced to, become due, owing or incurred by the Principal Debtor to or in favour of the Creditor under or in connection with any of the Facility Documents;and

2.1.2.	the due and punctual performance and discharge by the Principal Debtor of all of its obligations and liabilities under each of the Facility Documents.

2.2
The Guarantor, as principal obliger and as a separate and independent obligation and liability from its obligations and liabilities under Clause 2.1, irrevocably and unconditionally agrees to indemnify the Creditor in full on demand against all losses, costs and expenses suffered or incurred by the Creditor arising from or in connection with any of:

2.2.1.	the Creditor's making available any of the facilities under the Facility Documents;or

2.2.2.	the Creditor's entering into any of the Facility Documents;

2.2.3.	any of the provisions of any of the Facility Documents being or becoming void, voidable, invalid or unenforceable; and

2.2.4.	the failure by the Principal Debtor fully and promptly to perform and discharge any of its obligations and liabilities under any of the Facility Documents.

2.3
The Guarantor agrees to indemnify and keep indemnified the Creditor (to the extent not indemnified under the Facility Documents or as otherwise indemnified under this Guarantee) on demand by the Creditor against all losses, actions, claims, costs, charges, expenses and liabilities suffered or incurred by the Creditor in relation to this Guarantee (including costs, charges and expenses incurred in the enforcement of any of the provisions of this Guarantee or occasioned by any breach by the Guarantor of any of its obligations to the Creditor under this Guarantee).

2.4.	The total amount recoverable under this Guarantee shall be limited to the principal sum of ONE MILLION POUNDS (£1,000,000) with interest thereon and all costs, charges and expenses referred to herein.

3.	CREDITOR PROTECTIONS

3.1.
The Guarantor acknowledges and agrees that, subject to Clause 4 of this Guarantee, this Guarantee is and at all times shall be a continuing security and shall extend to cover the ultimate balance due at any time from the Principal Debtor to the Creditor under or in respect of any of the Facility Documents and any of the transactions contemplated thereby.

3.2.	The Guarantor acknowledges and agrees that none of its liabilities under this Guarantee shall be reduced, discharged or otherwise adversely affected by:

3.2.1.
any variation, extension, discharge , compromise, dealing with, exchange or renewal of any right or remedy which the Creditor may now or hereafter have from or against any of the obligations and liabilities of any of the Principal Debtor and any other person under and in respect of any of the Facility Documents;

3.2.2.	any act or omission by the Creditor or any other person in taking up, perfecting or enforcing any security or guarantee from or against any of the Principal Debtor and any other person;

3.2.3.	any termination, amendment, variation, novation or supplement of or to any of the Facility Documents;

3.2.4.	any grant of time, indulgence,waiver or concession to any of the Principal Debtor and any other person;

3.2.5.
any of the bankruptcy, insolvency, liquidation, administration, winding-up, incapacity, limitation, disability by operation of law, and any change in the constitution, name and style of any of the Principal Debtor and any other person;

3.2.6.	any invalidity , illegality, unenforceability, irregularity or frustration of any actual or purported obligation of any of the Principal Debtor and any other person;

3.2.7.	any claim or enforcement of payment from any of the Principal Debtor and any other person; or

3.2.8
any act or omission which would have discharged or affected the liability of the Guarantor had it been a principal debtor instead of guarantor or indemnifier or by anything done or omitted by any person which but for this provision might operate to exonerate or discharge the Guarantor or otherwise reduce or extinguish his liability under this Guarantee.

3.3.	Primary Obligation

3.3.1.	The obligations and liabilities expressed to be undertaken by the Guarantor under this Guarantee are those of primary obliger and not merely as a surety.

3.3.2.	The Creditor shall not be obliged before taking steps to enforce any of its rights and remedies under this Guarantee:

3.3.2.1.	to take action or obtain judgment in any court against the Principal Debtor or any other person;

3.3.2.2.	to make or file any claim in a bankruptcy, liquidation, administration or insolvency of the Principal Debtor or any other person; or

3.3.2.3.	to make demand, enforce or seek to enforce any claim, right or remedy against the Principal Debtor or any other person.

3.4.	No Security

3.4.1.
The Guarantor warrants to the Creditor that he has not taken or received, and agrees not to take, exercise or receive the benefit of any security or other right or benefit (whether by set-off , counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise, all together "Rights") from or against any of the Principal Debtor and any other person in respect of any liability of or payment by the Guarantor under this Guarantee or otherwise in connection with this Guarantee.

3.4.2.
If any of such Rights is taken, exercised or received by the Guarantor, the Guarantor declares that such Rights and all monies at any time received or held in respect of such Rights shall be held by the Guarantor on trust for the Creditor for application in or towards the discharge of the liabilities of the Guarantor to the Creditor under this Guarantee.

3.4.3.
The Guarantor agrees that all other Rights and all monies from time to time held on trust by the Guarantor for the Creditor under or pursuant to Clause 3.4.2 shall be transferred , assigned or, as the case may be, paid to the Creditor, promptly following the Creditor's demand.

3.5.
This Guarantee shall be in addition to and shall not affect or be affected by or merge with any other judgment, security, right or remedy obtained or held by the Creditor from time to time for the discharge and performance of any of the liabilities and obligations of the Principal Debtor to the Creditor.

4.	TERMINATION

The Guarantor may by not less than three months' notice in writing to the Creditor specify a date (the "Termination Date") falling at least three months after the date of such notice after which no demand or claim may be made by the Creditor under this Guarantee except as regards liabilities arising pursuant to commitments entered into prior to receipt by the Creditor of the notice. The continuing liabilities include, but are not restricted to, unascertained or contingent liabilities and all other items set out in Clause 2 of this Guarantee. After the Termination Date, the Creditor shall not be entitled to make any demand or claim under this Guarantee.

5.	INTEREST

5.1.
The Guarantor agrees to pay interest to the Creditor at the Interest Rate on all sums demanded under this Guarantee from the date of the Creditor's demand under this Guarantee or, if earlier, the date on which the relevant damages, losses , costs or expenses arose in respect of which such demand has been made, in each case until, but excluding,the date of actual payment.

5.2.
The Guarantor agrees to pay interest to the Creditor at the Interest Rate after as well as before judgment. All such interest shall accrue on a day-to-day basis and be calculated by the Creditor on the basis of a 365-day year and interest shall be compounded in accordance with the usual practice of the Creditor .

6.	SUSPENSE ACCOUNT

6.1.
The Creditor may place to the credit of a suspense account any monies received under or in connection with this Guarantee in order to preserve the rights of the Creditor to prove for the full amount of all of its claims against any of the Principal Debtor and any other person.

6.2.
The Creditor may, at any time, apply any of the monies referred to in Clause 6.1 in or towards satisfaction of any of the monies, obligations and liabilities the subject of this Guarantee as the Creditor, in its absolute discretion, may from time to time conclusively determine.

7.	APPROPRIATION

The Guarantor shall not and may not direct the application by the Creditor of any sums received by the Creditor from the Guarantor under, or pursuant to, any of the terms of this Guarantee.

8.	NEW ACCOUNTS

8.1.	If this Guarantee ceases to be continuing for any reason whatsoever , then the Creditor may open a new account or accounts in the name of the Principal Debtor.

8.2.
If the Creditor does not open a new account or accounts pursuant to Clause 8.1, it shall nevertheless be treated as if it had done so at the time that this Guarantee ceases to be continuing (whether by determination, calling in or otherwise) in relation to the Principal Debtor.

8.3.
As from that time, all payments made to the Creditor by or on behalf of the Principal Debtor shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Guarantee is available at that time nor shall the liability of the Guarantor under this Guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments into or out of any such accounts .

9.	DISCHARGE TO BE CONDITIONAL

9.1.
Any release, discharge or settlement between the Guarantor and the Creditor in relation to this Guarantee shall be conditional upon no right, security , disposition or payment to the Creditor by the Guarantor and any other  person being void, set aside or ordered to  be refunded pursuant to any enactment  or law relating to breach of duty by any person, bankruptcy, liquidation , administration, protection from creditors generally or insolvency or for any other reason.

9.2.
If any such right, security, disposition or payment is void or at any time so set aside or ordered to be refunded, the Creditor shall be entitled subsequently to enforce this Guarantee against the Guarantor as if such release, discharge or settlement had not occurred and any such secur ity, disposition or payment had not been made.

10.	PAYMENTS AND TAXES

All sums payable by the Guarantor under this Guarantee shall be paid to the Creditor in full without any set-off , condition or counterclaim.

11.	DEMANDS AND NOTIFICATION BINDING

Any demand, notification or certificate given by the Creditor specifying amounts due and payable under or in connection with any of the provisions of this Guarantee shall, in the absence of manifest error, be conclusive and binding on the Guarantor.

12.	COSTS

The Guarantor shall, on demand and on a full indemnity basis, pay to the Creditor the amount of all costs and expenses (including legal and out-of pocket expenses and any Value Added Tax on such costs and expenses) which the Creditor incurs in connection with:

12.1.	the preparation, negotiation, execut ion and delivery of this Guarantee;

12.2.	any actual or proposed amendment , var iation, supplement, waiver or consent under or in connection with this Guarantee;

12.3.	any discharge or release of this Guarantee; and

12.4.	the preservat ion or exercise (or attempted preservation or exercise), and the enforcement (or attempted enforcement) of, any rights under or in connection with, this Guarantee.

13.	SET-OFF

13.1.
The Creditor may, without notice to the Guarantor, apply any credit balance which is at any time held by any office or branch of the Creditor for the account of the Guarantor in or towards satisfaction of any sum then due and payable from the Guarantor under this Guarantee.

13.2.
For the purposes of exercising any rights under this Clause, or any rights under the general law, the Creditor may convert or translate all or any part of such a credit balance into another currency applying a rate which in the Creditor's opinion fairly reflects the prevailing rate of exchange.

13.3.	The Creditor is not obliged to exercise any of its rights under this Clause, which shall be without prejudice and in addition to any rights under the general law.

13.4.	In this Clause "rights under the general law" means any rights of set-off, combination or consolidation of accounts, lien or similar rights which the Creditor has under any applicable law.

14.	JOINT AND SEVERAL LIABILITY

14.1.
The liability hereunder of the Guarantor (and each of them if more than one) shall be joint and several and shall not be avoided invalidated or impaired by reason of the invalidity unenforceability or impairment of any guarantee or any security given by any co-guarantor and each Guarantor if more than one shall be bound by this Guarantee notwithstanding that any other guarantor who was intended to sign or to be bound by it may not do or be so.

14.2.
Without affecting its right hereunder the Creditor shall be entitled at any time and from time to time at its absolute discretion to release discharge compound with or otherwise vary or agree to vary the liability under this Guarantee of or make any other arrangement with the Guarantor or each or any one of them if more than one and no such release discharge composition variation agreement or arrangement shall prejudice or in any way affect the Creditor's rights and remedies against any other Guarantor .

15.	COMMUNICATIONS

15.1.	Every notice, demand or other communication under this Guarantee shall be in writing and may be delivered personally or by letter or facsimile transm ission despatched as follows:

15.1.1.	if to the Creditor; to its address specified above or to the following number:

15.2	Facsimile 0161 233 2180

15.3.	for the attention ofAdministration Department

15.3.1.	if to the Guarantor , to its address specified above or to such other address and (in the case of the Creditor) such other facsimile number as may be notified by the relevant party for such purpose.

15.4.
Every notice, demand or other communication shall be deemed to have been received (if sent by post) 24 hours after despatch and (if delivered personally or by facsimile transmission) at the time of delivery or despatch if during normal business hours in the place of intended receipt on a working day in that place and otherwise at the opening of business in that place on the next succeeding such working day.

16.	TRANSFERS

16.1.	This Guarantee is freely assignable or transferable by the Creditor .

16.2.
The Guarantor may not assign any of his rights and may not transfer any of his obligations under this Guarantee or enter into any transaction which would result in any of those rights or obligations passing to another person.

16.3.
The Creditor may disclose to any person related to the Creditor and/or any person to whom it is proposing to transfer or assign or has transferred or assigned any of its rights under this Guarantee any information about the Guarantor.

17.	CURRENCY INDEMNITY

If, under any applicable law or regulation or pursuant to a judgment or order being made or registered against the Guarantor or the liquidation of the Guarantor or without limitation for any other reason, any payment under or in connection with this Guarantee is made or falls to be satisfied in a currency (the "payment currency") other than the currency in which such payment is expressed to be due under or in connection with this Guarantee (the "contractual currency") then, to the extent that the amount of such payment actually received by the Creditor, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Guarantee, the Guarantor as a separate and independent obligation, shall indemnify and hold harmless the Creditor against the amount of such shortfall. For the purposes of this Clause, "rate of exchange" means the rate at which the Creditor is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the Guarantor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

18.	MISCELLANEOUS

18.1
No delay or omission on the part of the Creditor in exercising any right or remedy under this Guarantee shall impair that right or remedy or operate as or be taken to be a waiver of it, nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Guarantee of that or any other right or remedy.

18.2.	The Creditor's rights under this Guarantee are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as the Creditor deems expedient.

18.3.
Any waiver by the Creditor of any terms of this Guarantee, or any consent or approval given by the Creditor under it, shall be effective if given in writing and then only for the purposes and upon the terms and conditions , if any, on which it is given.

18.4
If at any time any one or more of the provisions of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law or any jurisdiction, neither the legality, validity and enforceability of the remaining provisions of this Guarantee nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

19.	LANGUAGE

All notices, demands or communications under or in connection with this Guarantee shall be in English.

20.	LAW AND JURISDICTION

This Guarantee is governed by and shall be construed in accordance with English law.

EXECUTED AS A DEED By
OWEN RICHARD DUKES